UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 26, 2013

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective June 26, 2013, the Board of Directors (“Board”) of Lyris, Inc (“Company”) appointed David Wang as a director to fill a vacancy on the Board. Mr. Wang was appointed as a Class III director and will be up for election at the 2014 annual meeting of stockholders.

In accordance with the Company’s non-employee director compensation policy, Mr. Wang is entitled to an annual cash retainer of $25,000 and meeting fees of $1,000 per in-person meeting attended, $1,000 for each in-person committee meeting attended that is not scheduled in conjunction with a Board meeting, and a fee of $500 for all other committee meetings attended. Directors are also reimbursed for their out-of pocket expenses associated with the Board and committee meetings.

As with each of the Company’s directors and executive officers, the Company intends to enter into an indemnification agreement with Mr. Wang and to give him additional contractual assurances regarding the scope of the indemnification provided in the Company’s certificate of incorporation and bylaws and to provide additional procedural protections.

There is no arrangement or understanding between Mr. Wang and any other person pursuant to which Mr. Wang was appointed as a director of the Company. There are no other related person transactions between the Company and Mr. Wang, other than those that have been disclosed in this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

By:	/s/ Roy Camblin
Name:	Roy Camblin
Title:	Chief Executive Officer

Date: June 26, 2013